P R O X Y

                Annual and Special Meeting of the Shareholders of
                                RTICA CORPORATION
                        to be held on November 12th, 2001

                 THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT
                              OF RTICA CORPORATION

The undersigned, a shareholder of Rtica Corporation (the "Corporation"), hereby revoking any proxy heretofor given, does hereby appoint, WARREN ARSENEAU, or instead of him, ROBERT STIKEMAN, or, instead of them or either of them, _________________________________, proxy with full power of substitution, for and in the name of the undersigned to attend the Annual and Special Meeting of Shareholders of the Corporation to be held on Monday November 12, 2001 at The Board of Trade, 1 First Canadian Place, Toronto, Ontario M5X 1C1 at the hour of 4:00 P.M (Toronto Time), and at any adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or any adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees described above are specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as noted below:

1. VOTE [ ] WITHHOLD VOTE [ ] for the election of the persons proposed as directors in the Management Information Circular until the next Annual Meeting of the shareholders or until their successors shall be elected and shall qualify.

2. VOTE FOR [ ] VOTE AGAINST [ ] or, if no specification is made, VOTE FOR authorizing the increase in the number of shares issuable under the Company's Stock Option Plan from 3,500,000 to 4,250,000.

3. VOTE FOR [ ] VOTE AGAINST [ ] or, if no specification is made, VOTE FOR authorizing the advance approval of private placements.

4. VOTE FOR [ ] VOTE AGAINST [ ] or, if no specification is made, VOTE FOR authorizing the re-appointment of auditors: KPMG and authorizing the directors to fix the auditor's remuneration.

5. GRANT AUTHORIZATION [ ] WITHHOLD AUTHORIZATION [ ] In his discretion, the proxy is authorized to vote on such other issues as may properly come before the meeting.

                                       Dated ___________________________ , 2001.

__________________________________
Number of Common Shares

                                       _________________________________________
                                       Signature of Shareholder

                                       _________________________________________
                                       Name of Shareholder
                                       (Please print clearly)

                                       (SEE NOTES ON REVERSE)


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NOTES:

(1) A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM AT THE MEETING OTHER THAN THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THIS PROXY. SUCH RIGHT MAY BE EXERCISED BY INSERTING IN THE SPACE PROVIDED THE NAME OF THE OTHER PERSON THE SHAREHOLDER WISHES TO APPOINT. SUCH OTHER PERSON NEED NOT BE A SHAREHOLDER.

(2) To be valid, this proxy must be signed and deposited with Equity Transfer Services Inc., 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3 not later than the close of business on November 9, 2001, or, if the meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjournment of the meeting.

(3)  If an individual, please sign exactly as your shares are registered.

     If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed.

     If shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder's name must be printed in the space provided, the proxy must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

(4) Reference is made to the accompanying management information circular for further information regarding completion and use of this proxy and other information relating to the meeting.

(5) If a share is held by two or more persons, any one of them present or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy they shall vote together in respect of the share so held.

(6) If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed by management of the Corporation.